Exhibit 99.1
RISK FACTORS

Before investing in the notes, you should carefully consider the risk factors discussed below and the risk factors incorporated by reference into this offering circular. Risks related to our business and the Spectrum Brands Acquisition are discussed below.

Any of these risk factors could materially and adversely affect our or Spectrum Brands’ business, financial condition and results of operations and these risk factors are not the only risks that we or Spectrum Brands may face. Additional risks and uncertainties not presently known to us or Spectrum Brands or that are not currently believed to be material also may adversely affect us or Spectrum Brands.

Risks Related to the Notes

If the Spectrum Brands Acquisition is not consummated, we will be required to redeem the notes. If this occurs, you may realize a lower return on your investment than if the notes had been held through maturity.

Although we expect to consummate the Spectrum Brands Acquisition, a number of conditions must be satisfied prior to the closing. If any of these conditions are not satisfied, the Spectrum Brands Acquisition may not be consummated. If the Spectrum Brands Acquisition is not consummated and the escrow conditions are not satisfied on or prior to March 31, 2011, we will be required to redeem the notes. If this occurs, your return on the funds invested in the notes will be lower than if the notes were held through to their scheduled maturity.

We are a holding company and will be dependent upon dividends or distributions from our operating subsidiaries to fund payments on the notes, and our ability to receive funds from our operating subsidiaries is dependent upon the profitability of our operating subsidiaries and restrictions imposed by law and contracts.

We are a holding company that does not itself conduct any business operations. As a result, we will rely upon dividends and other payments from our operating subsidiaries, including Spectrum Brands Holdings and other future acquired businesses, to generate the funds necessary to meet our obligations under the notes. We will be entitled to our proportionate share of any such dividends. Our subsidiaries are separate and distinct legal entities and they will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments. Spectrum Brands Holdings and its existing and future subsidiaries are expected to be highly leveraged and will be required to dedicate a significant amount of cash to their own debt service needs.

Spectrum Brands Holdings is a holding company with limited business operations of its own and its main asset is the capital stock of its subsidiaries, principally Spectrum Brands. Spectrum Brands’ $300 million senior secured asset-based revolving credit facility due 2014 (the “Spectrum Brands ABL Facility”), its $750 million senior secured term facility due 2016 (the “Spectrum Brands Term Loan”), the indenture governing its 9.50% senior secured notes due 2018 (the “Spectrum Brands Senior Secured Notes”), the indenture governing its 12% Notes due 2019 (the “Spectrum Brands Senior Subordinated Toggle Notes” and, collectively, the “Spectrum loan agreements”) and other agreements substantially limit or prohibit certain payments of dividends or other distributions to Spectrum Brands Holdings. Specifically, (i) each indenture of Spectrum Brands generally prohibits the payment of dividends to shareholders except out of a cumulative basket based on an amount equal to the excess of (a) 50% of the cumulative consolidated net income of Spectrum Brands plus (b) 100% of the aggregate cash proceeds from the sale of equity by Spectrum Brands (or less 100% of the net losses) plus (c) any repayments to Spectrum Brands of certain investments plus (d) in the case of the indenture governing the Spectrum Brands Senior Subordinated Toggle Notes, $50 million, subject to certain other tests and certain exceptions and (ii) each credit facility of Spectrum Brands generally prohibits the payment of dividends to shareholders except out of a cumulative basket amount limited to $40 million per year. We expect that future debt of Spectrums Brands and Spectrum Brands Holdings will contain similar restrictions and we do not expect to receive dividends from Spectrum Brands Holdings in the near future.

The ability of our operating subsidiaries to make payments to us will also be subject to, among other things, the availability of profits or funds and requirements of applicable laws, including surplus, solvency and other limits imposed on the ability of companies to pay dividends.

The notes will be structurally subordinated to all liabilities of our subsidiaries and may be diluted by liens granted to secure future indebtedness.

The notes will be our senior secured obligations, secured on a first-lien basis by a pledge of substantially all of our assets, including our equity interests in our directly held subsidiaries, initially consisting of Spectrum Brands Holdings, and all cash and investment securities owned by us. It is not expected that the notes will be guaranteed by any of our current or future subsidiaries. As a result of our holding company structure, claims of creditors of our subsidiaries will generally have priority as to the assets of our subsidiaries over our claims and over claims of the holders of our indebtedness, including the notes. As of June 30, 2010, on a pro forma basis, the notes will be structurally subordinated to $2.7 billion in total liabilities, including trade payables, of our subsidiaries.

The creditors of our subsidiaries have direct claims on the subsidiaries and their assets and the claims of holders of the notes are “structurally subordinated” to any existing and future liabilities of our subsidiaries. This means that the creditors of our subsidiaries have priority in their claims on the assets of the subsidiaries over our creditors, including the noteholders. All of our other consolidated liabilities, other than the notes offered hereby, are obligations of our subsidiaries and are effectively senior to the notes.

As a result, upon any distribution to the creditors of any subsidiary in bankruptcy, liquidation, reorganization or similar proceedings, or following acceleration of our indebtedness or an event of default under such indebtedness, the lenders of the indebtedness of our subsidiaries will be entitled to be repaid in full from the proceeds of the assets securing such indebtedness, before any payment is made to holders of the notes from such proceeds. The Indenture will not restrict the ability of our subsidiaries to incur additional indebtedness or grant liens secured by assets of our subsidiaries. Further, we may incur future indebtedness, some of which may be secured by liens on the collateral securing the notes, to the extent permitted by the Indenture. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. Holders of the notes will participate ratably with all holders of our senior secured indebtedness secured by the collateral, to the extent of the value of the collateral and potentially with all of our general creditors.

The ability of the collateral agent to foreclose on the equity of our subsidiaries may be limited.

The majority of the collateral for our obligation under the notes is a pledge of our equity interests in Spectrum Brands Holdings, and, in the future, other subsidiaries. If the collateral agent is required to exercise remedies and foreclose on the stock of Spectrum Brands Holdings pledged as collateral, it will have the right to require Spectrum Brands Holdings to file and have declared effective a shelf registration statement permitting resales of such stock. However, Spectrum Brands Holdings may not be able to cause such shelf registration statement to become effective or stay effective. The collateral agent’s ability to sell Spectrum Brands Holdings stock without a registration statement may be limited pursuant to the securities laws, because such stock is “control” stock that was issued in a private placement, and the terms of the Spectrum Brands Holdings Stockholder Agreement.

The right and ability of the collateral agent to foreclose upon the equity of our subsidiaries upon the occurrence of an event of default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against us or a subsidiary of ours prior to the collateral agent having foreclosed upon and sold the equity. Under applicable bankruptcy law, a secured creditor such as the collateral agent may be prohibited from foreclosing upon its security from a debtor in a bankruptcy case or from disposing of security repossessed from such debtor without bankruptcy court approval, which may not be given.

Moreover, the Bankruptcy Code may preclude the secured party from obtaining relief from the automatic stay in order to foreclose upon the equity if the debtor provides “adequate protection.” The meaning of the term adequate protection varies according to circumstances, but it is generally intended to protect the value of the secured creditor’s interest in the collateral from any diminution in the value of the collateral as a result of the stay of repossession or the disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case and may include, if approved by the court, cash payments or the granting of additional security. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent could repossess or dispose of the collateral, the value of the collateral at the time of the bankruptcy filing, or whether or to what extent holders of the notes would be compensated for any delay in payment or diminution in the value of the collateral. The holders of the notes may receive in exchange for their claims a recovery that could be substantially less than the amount of their claims (potentially even nothing) and any such recovery could be in the form of cash, new debt instruments or some other security. Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have an “undersecured claim,” which means that they would have a secured claim to the extent of the value of the collateral and an unsecured claim for the difference. Applicable federal bankruptcy laws do not permit the payment or accrual of post-petition interest, costs and attorneys’ fees for undersecured claims during the debtor’s bankruptcy case.

If any of our subsidiaries commenced, or had commenced against it, a bankruptcy proceeding (but we had not commenced a bankruptcy proceeding), the plan of reorganization of such subsidiary could result in the cancellation of our equity interests in such subsidiary and the issuance of the equity in the subsidiary to the creditors of such subsidiary in satisfaction of their claims. At any time, a majority of the assets of Spectrum Brands are pledged as collateral for the Spectrum loan agreements. In a bankruptcy or liquidation, noteholders will only receive value from the equity interests pledged to secure the notes after payment of all debt obligations of Spectrum Brands, Spectrum Brands Holdings and our other subsidiaries that do not guarantee the notes.

Foreclosure on the stock of Spectrum Brands Holdings pledged as collateral would constitute a change of control under the agreements governing Spectrum Brands’ debt.

If the collateral agent were to exercise remedies and foreclose on a sufficient amount of the stock of Spectrum Brands Holdings pledged as collateral for the notes, the foreclosure could constitute a change of control under the agreements governing Spectrum Brands’ debt. Under the Spectrum Brands Term Loan and the Spectrum Brands ABL Facility, a change of control is an event of default and, if a change of control were to occur, Spectrum Brands would be required to get an amendment to these agreements to avoid a default. If Spectrum Brands was unable to get such an amendment, the lenders could accelerate the maturity of each of the Spectrum Brands Term Loan and the Spectrum Brands ABL Facility. In addition, under the indentures governing Spectrum Brands Senior Secured Notes and Spectrum Brands Senior Subordinated Toggle Notes, upon a change of control Spectrum Brands is required to offer to repurchase such notes from the holders at a price equal to 101% of principal amount of the notes plus accrued interest. If Spectrum Brands was unable to make the change of control offer, it would be an event of default under the indentures that could allow holders of such notes to accelerate the maturity of the notes. In the event the lenders under the Spectrum loan agreements or holders of Spectrum Brands notes exercised remedies in connection with a default, their claims to Spectrum Brands assets will have priority over any claims of the holders of the notes offered hereby.

Perfection of security interests in some of the collateral may not occur and, as such, holders of the notes may lose the benefit of such security interests to the extent a default should occur prior to such perfection or if such security interest is perfected during the period immediately preceding our bankruptcy or insolvency or the bankruptcy or insolvency of any guarantor.

Under the terms of the Indenture, if any collateral is not automatically subject to a perfected security interest, then, promptly after the acquisition of such collateral, we will be required to provide security over such collateral. However, perfection of such security interests may not occur immediately. If a default should occur prior to the perfection of such security interests, holders of the notes may not benefit from such security interests.

In addition, if perfection of such security interests were to occur during a period shortly preceding our bankruptcy or insolvency or the bankruptcy or insolvency of any guarantor, such security interests may be subject to categorization as a preference and holders of the notes may lose the benefit of such security interests. In addition, applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens in the collateral securing the notes may not be perfected with respect to the claims of the notes if the collateral agent is not able to take the actions necessary to perfect any of these liens. The trustee or the collateral agent may not monitor, or we may not inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after-acquired collateral. Neither the trustee nor the collateral agent has an obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the notes against third parties. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the notes against third parties.

There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, collateral securing the notes and guarantees, if any, will be released automatically, including:

•	upon payment in full of the principal, interest and all other obligations on the notes or a discharge or defeasance thereof;

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee; and

•	a disposition of such collateral to any person other than to us or a guarantor in a transaction that is permitted by the Indenture; provided that, except in the case of any disposition of cash equivalents in the ordinary course of business, upon such disposition and after giving effect thereto, no default shall have occurred and be continuing, and we would be in compliance with the covenants set forth in the Indenture.

The value of collateral may not be sufficient to repay the notes in full.

The value of our collateral in the event of liquidation will depend on many factors. In particular, the equity interests of our subsidiaries that is pledged only has value to the extent that the assets of such subsidiaries are worth more than the liabilities of such subsidiaries (and, in a bankruptcy or liquidation, will only receive value after payment upon all such liabilities, including all debt of such subsidiaries). Consequently, liquidating the collateral may not produce proceeds in an amount sufficient to pay any amounts due on the notes. The fair market value of the collateral is subject to fluctuations based on factors that include, among others, prevailing interest rates, the ability to sell the collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including the actual fair market value of the collateral at such time and the timing and the manner of the sale. By its nature, the collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the collateral will be sufficient to pay our obligations under the notes. Any claim for the difference between the amount, if any, realized by holders of the notes from the sale of collateral securing the notes and the obligations under the notes will rank equally in right of payment with all of our other unsecured senior debt and other unsubordinated obligations, including trade payables. To the extent that third parties establish liens on the collateral such third parties could have rights and remedies with respect to the assets subject to such liens that, if exercised, could adversely affect the value of the collateral or the ability of the collateral agent or the holders of the notes to realize or foreclose on the collateral. We may also issue additional notes as described above or otherwise incur obligations which would be secured by the collateral, the effect of which would be to increase the amount of debt secured equally and ratably by the collateral. The ability of the holders to realize on the collateral may also be subject to certain bankruptcy law limitations in the event of a bankruptcy.

We will in most cases have control over the collateral.

So long as no event of default shall have occurred and be continuing, and subject to certain terms and conditions, we will be entitled to exercise any voting and other consensual rights pertaining to all equity interests in our subsidiaries pledged pursuant to the security and pledge agreement and to remain in possession and retain exclusive control over the collateral (other than as set forth in the security and pledge agreement) and to collect, invest and dispose of any income thereon.

Our significant indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations.

After the completion of this offering, we will have a significant amount of indebtedness. As of June 30, 2010, after giving effect to this offering and the application of the net proceeds therefrom our total outstanding indebtedness (excluding the indebtedness of our subsidiaries) would have been $325 million and our subsidiaries will have approximately $1.8 billion of indebtedness. Our significant indebtedness could have material consequences. For example, it could:

•	make it difficult for us to satisfy our obligations with respect to the notes and any other outstanding future debt obligations;

•	increase our vulnerability to general adverse economic and industry conditions or a downturn in our business;

•	impair our ability to obtain additional financing in the future for working capital, investments, acquisitions and other general corporate purposes;

•	require us to dedicate a substantial portion of our cash flows to the payment of principal and interest on our indebtedness, thereby reducing the availability of our cash flows to fund working capital, investments, acquisitions and other general corporate purposes; and

•	place us at a disadvantage compared to our competitors that have less indebtedness.

Any of these risks could impact our ability to fund our operations or limit our ability to expand our business, which could have a material adverse effect on our business, financial condition, liquidity and results of operations.

Our ability to make payments on the notes will depend upon the future performance of our operating subsidiaries and the ability to generate cash flow in the future, which are subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that we will generate sufficient cash flow from our operating subsidiaries, or that future borrowings will be available to us, in an amount sufficient to enable us to pay the notes or to fund our other liquidity needs. If the cash flow from our operating subsidiaries is insufficient, we may take actions, such as delaying or reducing investments or acquisitions, attempting to restructure or refinance our indebtedness prior to maturity, selling assets or operations or seeking additional equity capital to supplement cash flow. Any or all of these actions may be insufficient to allow us to service the notes. Further, we may be unable to take any of these actions on commercially reasonable terms, or at all.

We may and our subsidiaries may incur substantially more indebtedness. This could exacerbate the risks associated with our leverage.

Subject to the limitations set forth in the Indenture, we and our subsidiaries may incur additional indebtedness (including additional first-lien obligations) in the future. If we incur any additional indebtedness that ranks equally with the notes, the holders of that indebtedness will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. If we incur additional secured indebtedness, the holders of such indebtedness will share equally and ratably in the collateral. This may have the effect of reducing the amount of proceeds paid to holders of the notes. If new indebtedness is added to our current levels of indebtedness, the related risks that we now face, including our possible inability to service our debt, could intensify.

Covenants in the Indenture limit, and other future debt agreements may limit, our ability to operate our business.

The Indenture contains, and any of our other future debt agreements may contain, covenants imposing operating and financial restrictions on our business. The Indenture will require us to satisfy certain financial tests, including minimum liquidity and collateral coverage ratios. If we fail to meet or satisfy any of these covenants (after applicable cure periods), we would be in default and noteholders (through the trustee or collateral agent, as applicable) could elect to declare all amounts outstanding to be immediately due and payable, enforce their interests in the collateral pledged and restrict our ability to make additional borrowings. These agreements may also contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under the other agreements could also declare a default. The covenants and restrictions in the Indenture, subject to specified exceptions, will restrict our, and in certain cases, our subsidiaries’ ability to, among other things:

•	incur additional indebtedness;

•	create liens or engage in sale and leaseback transactions;

•	pay dividends or make distributions in respect of capital stock;

•	make certain restricted payments;

•	sell assets;

•	engage in transactions with affiliates, except on an arms’-length basis; or

•	consolidate or merge with, or sell substantially all of our assets to, another person.

These restrictions may interfere with our ability to obtain financings or to engage in other business activities, which could have a material adverse effect on our business, financial condition, liquidity and results of operations.

We may be unable to repurchase the notes upon a change of control.

Under the Indenture, each holder of notes may require us to repurchase all of such holder’s notes at a purchase price equal to 101% of the principal amount of the notes offered hereby, plus accrued and unpaid interest, if certain “change of control” events occur. However, it is possible that we will not have sufficient funds when required under the Indenture to make the required repurchase of the notes, especially because such events will likely be a change of control under our subsidiaries’ debt documents as well. If we fail to repurchase notes in that circumstance, we will be in default under the Indenture. If we are required to repurchase a significant portion of the notes, we may require third party financing as such funds may otherwise only be available to us through a distribution by our subsidiaries to us. We cannot be sure that we would be able to obtain third party financing on acceptable terms, or at all, or obtain such funds through distributions from our subsidiaries.

There are restrictions on your ability to transfer or resell your notes.

We will be relying on an exemption from registration under the Securities Act and state securities laws in offering the notes. Therefore, the notes may only be transferred or resold in transactions registered, or exempt from registration, under the Securities Act and applicable state securities laws, and you may be required to bear the risk of your investment in the notes for an indefinite period of time.

We are obligated to use our respective commercially reasonable efforts to commence an offer to exchange the notes for equivalent notes registered under U.S. securities laws or, in certain circumstances, register the reoffer and resale of the notes under the U.S. securities laws.

An active public market may not develop for the notes, which may hinder your ability to liquidate your investment.

The notes are a new issue of securities with no established trading market, and we do not intend to list them on any securities exchange or to seek approval for quotations through any automated quotation system. The initial purchasers have advised us that they intend to make a market in the notes, but the initial purchasers are not obligated to do so. The initial purchasers may discontinue any market making in the notes at any time, in their sole discretion. We therefore cannot assure you that:

•	a liquid market for the notes will develop;

•	you will be able to sell your notes; or

•	you will receive any specific price upon any sale of the notes.

We also cannot assure you as to the level of liquidity of the trading market for the notes following the issue date of the notes, if one does develop. If a public market for the notes does develop, the notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and our financial performance. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all.

The notes may be issued with original issue discount for U.S. federal income tax purposes.

The notes may be issued with “original issue discount” for U.S. federal income tax purposes. If the notes are issued with original issue discount, a U.S. Holder would generally be required to include the original issue discount in income on a current basis before receiving the cash attributable to that income.

If a bankruptcy petition were filed by or against us, holders of the notes may receive a lesser amount for their claim than they would have been entitled to receive under the Indenture.

If a bankruptcy petition were filed by or against us under the Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

•	the original issue price for the notes; and

•	that portion of the original issue discount, if any, that does not constitute “unmatured interest” for purposes of the Bankruptcy Code.

Any original issue discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to under the terms of the Indenture, even if sufficient funds are available.

Risks Related to HGI

We may not be successful in identifying any additional suitable acquisition or investment opportunities.

The successful implementation of our business strategy depends on our ability to identify and consummate suitable acquisitions or other investment opportunities. However, to date we have only been able to identify a limited number of such opportunities. There is no assurance that we will be successful in identifying or consummating any additional suitable acquisitions and certain acquisition opportunities may be limited or prohibited by applicable regulatory regimes. Even if we do complete another acquisition or business combination, there is no assurance that it will be successful in enhancing our business or our financial condition. In addition, the Spectrum Brands Acquisition and other acquisitions could divert a substantial amount of our management time and may be difficult for us to integrate, which could adversely affect management’s ability to identify and consummate other investment opportunities. The failure to identify or successfully integrate future acquisitions and investment opportunities could have a material adverse affect on our results of operations and financial condition and our ability to service our debt.

Because we face significant competition for acquisition and investment opportunities, including from numerous companies with a business plan similar to ours, it may be difficult for us to fully execute our business strategy.

We expect to encounter intense competition for acquisition and investment opportunities from both strategic investors and other entities having a business objective similar to ours, such as private investors (which may be individuals or investment partnerships), blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, or greater access to capital, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. These factors may place us at a competitive disadvantage in successfully completing future acquisitions and investments.

In addition, while we believe that there are numerous target businesses that we could potentially acquire or invest in, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing acquisition and investment opportunities.

Future acquisitions or investments could involve unknown risks that could harm our business and adversely affect our financial condition.

We expect to become a diversified holding company with interests in a variety of industries and market sectors. Future acquisitions that we consummate, including the Spectrum Brands Acquisition, will involve unknown risks, some of which will be particular to the industry in which the acquisition target operates. We may be unable to adequately address the financial, legal and operational risks raised by such acquisitions, especially if we are unfamiliar with the industry in which we invest. The realization of any unknown risks could prevent or limit us from realizing the projected benefits of the acquisitions, which could adversely affect our financial condition and liquidity. In addition, our financial condition, results of operations and the ability to service our debt, including the notes, will be subject to the specific risks applicable to any company in which we invest.

Changes in our investment portfolio would likely increase our risk of loss.

Because our investments in U.S. Government instruments continue to generate nominal returns, we may explore alternatives (which could include the use of leverage) that could generate higher returns while we search for acquisition opportunities. Any such change in our investment portfolio would likely result in a higher risk of loss to us. The Indenture will not generally limit the investments we are permitted to make.

There can be no assurance that our due diligence investigations will identify every matter that could have a material adverse effect on our company.

We intend to conduct extensive business, financial and legal due diligence in connection with the evaluation of future acquisition and investment opportunities. However, there can be no assurance that our due diligence investigations will identify every matter that could have a material adverse effect on the acquisition or investment target. Accordingly, there may be matters involving the business and operations of investment targets that we do not identify during our due diligence. To the extent we consummate any acquisition or investment and any of these issues arise, the business and operations of the investment target could be adversely affected, which in turn could adversely affect our results of operations, financial condition and liquidity.

Resources could be consumed in researching acquisition or investment targets that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or invest in another business.

It is anticipated that the investigation of each specific acquisition or investment target and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other advisors. If a decision is made not to consummate a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific acquisition or investment target, we may fail to consummate the investment or acquisition for any number of reasons, including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could adversely affect our financial position and our ability to consummate other acquisitions and investments.

We may be unable to obtain additional financing to consummate future investments or acquisitions or to fund the operations and growth of an investment or acquisition, which could compel us to restructure the transaction or abandon a particular investment or acquisition.

We will likely need to obtain additional financing in order to consummate future acquisitions and investment opportunities. We cannot assure you that any additional financing will be available to us on acceptable terms, if at all. This risk is exacerbated by the volatility the global credit markets have experienced over the past three years. To the extent that additional financing proves to be unavailable when needed to consummate a particular investment or acquisition, we may be compelled to either restructure the transaction or abandon the investment or acquisition. In addition, if we consummate an acquisition or investment, the company we acquire or invest in may require additional financing to fund continuing operations and/or growth. The failure by such company to secure additional financing if required could have a material adverse effect on the results of operations of such business, which in turn could have a material adverse effect on our results of operations or financial condition.

Our investments in any future joint investment could be adversely affected by our lack of sole decision-making authority, our reliance on a partner’s financial condition and disputes between us and our partners.

We may in the future co-invest with third parties through partnerships or joint investment in an investment or acquisition target or other entities. In such circumstances, we may not be in a position to exercise significant decision-making authority regarding a target business, partnership or other entity if we do not own a substantial majority of the equity interests of the target. These investments may involve risks not present were a third party not involved, including the possibility that partners might become insolvent or fail to fund their share of required capital contributions. In addition, partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such partners may also seek similar acquisition targets as us and we may be in competition with them for such business combination targets. Disputes between us and partners may result in litigation or arbitration that would increase our costs and expenses and divert a substantial amount of our management’s time and effort away from our business. Consequently, actions by, or disputes with, partners might result in subjecting assets owned by the partnership to additional risk. We may also, in certain circumstances, be liable for the actions of our third-party partners. For example, in the future we may agree to guarantee indebtedness incurred by a partnership or other entity. Such a guarantee may be on a joint and several basis with our partner in which case we may be liable in the event such party defaults on its guaranty obligation.

There may be tax consequences associated with our acquisition, investment, holding and disposition of target companies and assets.

We may incur significant taxes in connection with effecting acquisitions or investments, holding, receiving payments from, and operating target companies and assets and disposing of target companies or their assets.

In addition to the Spectrum Brands Acquisition, we may make other significant investments in publicly traded companies. Changes in the market prices of the securities we own, particularly during times of volatility in security prices, can have a material impact on the value of our company portfolio.

In addition to the Spectrum Brands Acquisition, we may make other significant investments in publicly traded companies. We will either consolidate our investments and subsidiaries or report such investments under the equity method of accounting. Changes in the market prices of the publicly traded securities of these entities could have a material impact on an investor’s perception of the aggregate value of our company portfolio and on the value of the assets that we can pledge to creditors for debt financing, which in turn could adversely affect our ability to incur additional debt or finance future acquisitions.

Our ability to dispose of equity interests we acquire may be limited by restrictive stockholder agreements and by the federal securities laws.

When we acquire less than 100% of the equity interests of a company, our investment may be illiquid and we may be subject to restrictive terms of agreements with other equityholders. For instance, our investment in Spectrum Brands Holdings will be subject to a stockholder agreement that may adversely affect our flexibility in managing our investment in Spectrum Brands Holdings. In addition, shares of Spectrum Brands Holdings that we received in the Spectrum Brands Acquisition will not be registered under the Securities Act and are, and any other securities we acquire may be, restricted securities under the Securities Act and our ability to sell such securities could be limited to sales pursuant to: (i) an effective registration statement under the Securities Act covering the resale of those securities, (ii) Rule 144 under the Securities Act, which, among other things, requires a specified holding period and limits the manner and volume of sales, or (iii) another applicable exemption under the Securities Act. The inability to efficiently sell restricted securities when desired or necessary may have a material adverse effect on our financial condition and liquidity, which could adversely affect our ability to service our debt.

Any potential acquisition or investment in a foreign company or a company with significant foreign operations, such as Spectrum Brands Holdings, may subject us to additional risks.

If we acquire or invest in a foreign business or a company with significant foreign operations, such as Spectrum Brands Holdings, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, complex foreign regulatory regimes, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders, restrictions on the movement of funds across national borders and cultural and language differences. If realized, some of these risks may have a material adverse effect on our business, results of operations and liquidity, and can have an adverse effect on our ability to service our debt.

The Harbinger Parties hold a majority of our outstanding common stock and have interests which may conflict with interests of our other stockholders and holders of the notes. As a result of this ownership, we are a “controlled company” within the meaning of the NYSE rules and are exempt from certain corporate governance requirements.

The Harbinger Parties beneficially own shares of our outstanding common stock that collectively constitute more than 50% of our total voting power and, after consummation of the Spectrum Brands Acquisition, will hold in excess of 90% of our total voting power. Because of this, the Harbinger Parties exercise a controlling influence over our business and affairs and have the power to determine all matters submitted to a vote of our stockholders, including the election of directors, the removal of directors, and approval of significant corporate transactions such as amendments to our amended and restated certificate of incorporation, mergers and the sale of all or substantially all of our assets. Moreover, a majority of the members of our board of directors were nominated by and are affiliated with or employed by the Harbinger Parties or their affiliates. The Harbinger Parties could cause corporate actions to be taken even if the interests of these entities conflict with or are not aligned with the interests of our other stockholders and holders of the notes.

Because of our ownership structure, described above, we qualify for, and rely upon, the “controlled company” exception to the board of directors and committee composition requirements under the rules of the NYSE. Pursuant to this exception, we are exempt from rules that would otherwise require that our board of directors be comprised of a majority of “independent directors” (as defined under the rules of the NYSE), and that any compensation committee and corporate governance and nominating committee be comprised solely of “independent directors,” so long as the Harbinger Parties continue to own more than 50% of our combined voting power.

We are dependent on certain key personnel.

We are dependent upon the skills, experience and efforts of Philip A. Falcone, Peter A. Jenson and Francis T. McCarron, our Chairman of the Board, President and Chief Executive Officer, our Chief Operating Officer and our Executive Vice President and Chief Financial Officer, respectively. Mr. Falcone is the Chief Executive Officer and Chief Investment Officer of Harbinger and has significant influence over the acquisition opportunities HGI reviews. Mr. Falcone may be deemed to be an indirect beneficial owner of the shares of our common stock owned by the Harbinger Parties. Accordingly, Mr. Falcone may exert significant influence over all matters requiring approval by our stockholders, including the election or removal of directors and stockholder approval of acquisitions or other investment transactions. Mr. Jenson is the Chief Operating Officer of Harbinger and of HGI. Mr. McCarron currently is our only full-time executive officer and he will be responsible for integrating our operations with Spectrum Brands Holdings and any other businesses we acquire. The loss of Mr. Falcone, Mr. Jenson or Mr. McCarron or other key personnel could have a material adverse effect on our business or operating results.

Under the terms of our management agreement with Harbinger Capital, Harbinger Capital assists us in identifying potential acquisitions. Mr. Falcone’s and Harbinger Capital’s reputation and access to acquisition candidates is therefore important to our strategy of identifying acquisition opportunities. While we expect that Mr. Falcone and other Harbinger Capital personnel will devote a portion of their time to our business, they are not required to commit their full time to our affairs and will allocate their time between our operations and their other commitments in their discretion. If other business interests require them to devote more substantial amounts of time to those businesses and affairs, it could limit their ability to devote time to our affairs and could have a negative effect on our ability to execute our business strategy. Moreover, their unrelated business activities could present challenges which could not only affect the amount of business time that they are able to dedicate to our affairs, but also affect their ability to help us identify, acquire and integrate acquisition candidates.

Our officers, directors, stockholders and their respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

We have not adopted a policy that expressly prohibits our directors, officers, stockholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions such as strategic partnerships or joint ventures in which we are involved, and may also compete with us.

In the course of their other business activities, our officers and directors may become aware of investment and acquisition opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Due to our officers’ and directors’ existing affiliations with other entities, they may have fiduciary obligations to present potential business opportunities to those entities in addition to presenting them to us which could cause additional conflicts of interest. For instance, Messrs. Falcone and Jenson may be required to present investment opportunities to the Harbinger Parties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. To the extent that our officers and directors identify business combination opportunities that may be suitable for entities to which they have pre-existing fiduciary obligations, or are presented with such opportunities in their capacities as fiduciaries to such entities, they may be required to honor their pre-existing fiduciary obligations to such entities. Accordingly, they may not present business combination opportunities to us that otherwise may be attractive to such entities unless the other entities have declined to accept such opportunities.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We do not have significant operating assets at this time and have only 7 employees as of September 30, 2010. If we complete the Spectrum Brands Acquisition and/or proceed with other acquisitions or investments, we expect to require additional personnel and enhanced information technology systems. Future growth will impose significant added responsibilities on members of our management, including the need to identify, recruit, maintain and integrate additional employees and implement enhanced informational technology systems. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively. Future growth will also increase our costs and expenses and limit our liquidity.

Agreements and transactions involving former subsidiaries may give rise to future claims that could materially adversely impact our capital resources.

Throughout our history, we have entered into numerous transactions relating to the sale, disposal or spinoff of partially and wholly owned subsidiaries. We may have continuing obligations pursuant to certain of these transactions, including obligations to indemnify other parties to agreements, and may be subject to risks resulting from these transactions. For example, in 2005, we were notified by Weatherford International Inc. (“Weatherford”) of a claim for reimbursement in connection with the investigation and cleanup of purported environmental contamination at two properties formerly owned by one of our non-operating subsidiaries. The claim was made under an indemnification provision given by us to Weatherford in a 1995 asset purchase agreement. There can be no assurance that we will avoid costs and expenses in excess of our reserves in connection with any continuing obligation. If we were to incur any such costs and expenses, our results of operations, financial position and liquidity could be materially adversely affected.

From time to time we may be subject to litigation for which we may be unable to accurately assess our level of exposure and which, if adversely determined, may have a material adverse effect on our consolidated financial condition or results of operations.

We and our subsidiaries are or may become parties to legal proceedings that are considered to be either ordinary or routine litigation incidental to our or their current or prior businesses or not material to our consolidated financial position or liquidity. There can be no assurance that we will prevail in any litigation in which we or our subsidiaries may become involved, or that our or their insurance coverage will be adequate to cover any potential losses. To the extent that we or our subsidiaries sustain losses from any pending litigation which are not reserved or otherwise provided for or insured against, our business, results of operations, cash flows and/or financial condition could be materially adversely affected.

We may suffer adverse consequences if we are deemed an investment company under the Investment Company Act and we may be required to incur significant costs to avoid investment company status and our activities may be restricted.

Since the December 2006 sale of our interest in the common stock of Omega, we have held substantially all of our assets in cash, cash equivalents and investments in U.S. Government Agency and Treasury securities, and have held no “investment securities.” In addition, we have not held, and do not hold, ourself out as an investment company. We have been conducting a good faith search for a merger or acquisition candidate, and have repeatedly and publicly disclosed our intention to acquire a business. We believe that we are not an investment company under the Investment Company Act of 1940 (the “Investment Company Act”). The Investment Company Act contains substantive legal requirements that regulate the manner in which investment companies are permitted to conduct their business activities. If the SEC or a court were to disagree with us, we could be required to register as an investment company. This would negatively affect our ability to consummate an acquisition of an operating company, subject us to disclosure and accounting guidance geared toward investment, rather than operating, companies; limit our ability to borrow money, issue options, issue multiple classes of stock and debt, and engage in transactions with affiliates; and require us to undertake significant costs and expenses to meet the disclosure and regulatory requirements to which we would be subject as a registered investment company.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exemption, we must ensure that we are engaged primarily in a business other than investing, reinvesting, owning, holding or trading in securities (as defined in the Investment Company Act) and that we do not own or acquire “investment securities” having a value exceeding 40% of the value of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Rule 3a-1 of the Investment Company Act provides an exemption from registration as an investment company if a company meets both an asset and an income test and is not otherwise primarily engaged in an investment company business by, among other things, holding itself out to the public as such or by taking controlling interests in companies with a view to realizing profits through subsequent sales of these interests. A company satisfies the asset test of Rule 3a-1 if it has no more than 45% of the value of its total assets (adjusted to exclude U.S. Government securities and cash) in the form of securities other than interests in majority-owned subsidiaries and companies which it primarily and actively controls. A company satisfies the income test of Rule 3a-1 if it has derived no more than 45% of its net income for its last four fiscal quarters combined from securities other than interests in majority owned subsidiaries and primarily controlled companies.

We may be subject to an additional tax as a personal holding company on future undistributed personal holding company income if we generate passive income in excess of operating expenses.

Section 541 of the Internal Revenue Code of 1986, as amended (the “Code”), subjects a corporation which is a “personal holding company” (“PHC”), as defined in the Code, to a 15% tax on “undistributed personal holding company income” in addition to the corporation’s normal income tax. Generally, undistributed personal holding company income is based on taxable income, subject to certain adjustments, most notably a deduction for federal income taxes and a modification of the usual net operating loss deduction. Personal holding company income (“PHC Income”) is comprised primarily of passive investment income plus, under certain circumstances, personal service income. A corporation generally is considered to be a PHC if (i) at least 60% of its adjusted ordinary gross income is PHC Income and (ii) more than 50% in value of its outstanding common stock is owned, directly or indirectly, by five or fewer individuals (including, for this purpose, certain organizations and trusts) at any time during the last half of the taxable year.

Subsequent to the change in control of our company in the third quarter of 2009 in connection with the acquisition of approximately 51.6% of our company by the Harbinger Parties, we did not incur a PHC tax for the 2009 fiscal year, because we had a sufficiently large net operating loss for that fiscal year. We also had a net operating loss for the six-month period ended June 30, 2010. So long as the Harbinger Funds hold more than 50% in value of our outstanding common stock at any time during the second half of 2010 or during any future tax year, it is possible that at least 60% of our adjusted ordinary gross income could consist of PHC Income as discussed above. Thus, there can be no assurance that we will not be subject to this tax in the future, which, in turn, may materially adversely impact our financial position, results of operations, cash flows and liquidity, which in turn could adversely affect our ability to make debt service payments on the notes. In addition, if we are subject to this tax during future periods, statutory tax rate increases could significantly increase tax expense and adversely affect operating results and cash flows. Specifically, the current 15% tax rate on undistributed PHC Income is scheduled to expire at the end of 2010, so that, absent a statutory change, the rate will revert back to the highest individual ordinary income rate of 39.6% for taxable years beginning after December 31, 2010.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to document and test our internal controls over financial reporting and to report on our assessment as to the effectiveness of these controls. Any delays or difficulty in satisfying these requirements or negative reports concerning our internal controls could adversely affect our future results of operations and financial condition.

We may in the future discover areas of our internal controls that need improvement, particularly with respect to businesses that we may acquire in the future. We cannot be certain that any remedial measures we take will ensure that we implement and maintain adequate internal controls over our financial reporting processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal controls over financial reporting, or if our independent auditors are unable to provide us with an unqualified report regarding the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements. Failure to comply with Section 404 of the Sarbanes-Oxley Act of 2002 could potentially subject us to sanctions or investigations by the SEC, or other regulatory authorities. In addition, failure to comply with our SEC reporting obligations may cause an event of default to occur under the Indenture, or similar instruments governing any debt we incur in the future.

Our Quarterly Report on Form 10-Q/A for the period ended September 30, 2009 stated that we did not maintain effective controls over the application and monitoring of our accounting for income taxes. Specifically, we did not have controls designed and in place to ensure the accuracy and completeness of financial information provided by third party tax advisors used in accounting for income taxes and the determination of deferred income tax assets and the related income tax provision and the review and evaluation of the application of generally accepted accounting principles relating to accounting for income taxes. This control deficiency resulted in the restatement of our unaudited condensed consolidated financial statements for the quarter ended September 30, 2009. Accordingly, we determined that this control deficiency constituted a material weakness as of September 30, 2009. As of the period ended December 31, 2009, we concluded that our ongoing remediation efforts resulted in control enhancements which had operated for an adequate period of time to demonstrate operating effectiveness. Although we believe that this material weakness has been remediated, there can be no assurance that similar weaknesses will not occur in the future which could adversely affect our future results of operations or financial condition.

In addition, if we were to acquire a previously privately owned company, we may incur significant additional costs in order to ensure that after such acquisition we continue to comply with the requirements of the Sarbanes-Oxley Act of 2002 and other public company requirements, which in turn would reduce our earnings and negatively affect our liquidity. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act of 2002 regarding adequacy of their internal controls and may not be otherwise set up for public company reporting. The development of an adequate financial reporting system and the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act of 2002 may increase the time and costs necessary to complete any business combination. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations.

Risks Related to the Spectrum Brands Acquisition

We have incurred and expect to continue to incur substantial costs associated with the pending Spectrum Brands Acquisition, which will reduce the amount of cash otherwise available for other corporate purposes, and our financial results and liquidity may be adversely affected.

We have incurred and expect to continue to incur substantial costs in connection with the pending Spectrum Brands Acquisition and other acquisition opportunities we have and are evaluating, whether or not we complete any acquisition. These costs will reduce the amount of cash otherwise available to us for acquisitions and investments and other corporate purposes. There is no assurance that the actual costs will not exceed our estimates. We may incur additional material charges reflecting additional costs associated with the Spectrum Brands Acquisition in fiscal quarters subsequent to the quarter in which the Spectrum Brands Acquisition is consummated.

The pro forma financial statements presented are not necessarily indicative of our financial condition or results of operations following the Spectrum Brands Acquisition.

The pro forma financial statements contained in this offering circular are presented for illustrative purposes only and may not be indicative of our financial condition or results of operations following the Spectrum Brands Acquisition. The pro forma financial statements have been derived from the historical financial statements of our company, Spectrum Brands and Russell Hobbs, and many adjustments and assumptions have been made regarding Spectrum Brands (giving effect to the Russell Hobbs transaction) and our company after giving effect to the Spectrum Brands Acquisition. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by us in connection with the Spectrum Brands Acquisition and by Spectrum Brands as a result of the SB/RH Merger. For example, the impact of any incremental costs incurred in integrating Spectrum Brands and Russell Hobbs and integrating our financial reporting requirements with Spectrum Brands’ books and records is not reflected in the pro forma financial statements. As a result, the actual financial condition and results of operations of our company following the Spectrum Brands Acquisition may not be consistent with, or evident from, these pro forma financial statements.

The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations following the Spectrum Brands Acquisition. Any potential decline in our financial condition or results of operations could adversely affect our liquidity and ability to make interest or principal payments on the notes.

There can be no assurance that we have identified every matter that could have a material adverse effect on Spectrum Brands Holdings or its subsidiaries.

Although we have conducted business, financial and legal due diligence in connection with the Spectrum Brands Acquisition, there can be no assurance that due diligence has identified every matter that could have a material adverse effect on Spectrum Brands Holdings or its subsidiaries. Accordingly, there may be matters involving either Spectrum Brands Holdings or its subsidiaries and their respective operations that were not identified during our due diligence. Any of these matters could materially adversely affect our financial condition after giving effect to the Spectrum Brands Acquisition.

We may change the information presented in our Amended Information Statement, including the pro forma financial statements included therein, in response to the pending SEC review of that information statement; such changes may be significant.

We filed our Amended Information Statement with the SEC on October 25, 2010 with respect to the Spectrum Brands Acquisition and it is currently under review by the SEC. We have incorporated by reference into this offering circular most sections of the Amended Information Statement, including the pro forma financial statements giving effect to the Spectrum Brands Acquisition. Subsequent to the date of this offering circular we may modify the information included in our Amended Information Statement as a result of any review by the SEC and we may, among other modifications, update the financial information included therein (including the pro forma information) to include the period ending September 30, 2010. Any such modifications or updates may be significant.